EXHIBIT 10.16

                                    AGREEMENT

      This Agreement, dated as of July 1, 2005, by and between Tamir Levinas, an individual having his principal place of business at _______, Israel and Datigen.com, Inc., an Utah corporation, currently having an address at 207 Piaget Avenue, Clifton, NJ 07011 (the "Company").

      WHEREAS, the Company desires to continue to retain Consultant to provide services to the Company.

      NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do covenant and agree, as follows:

      1. Retention. The Company hereby agrees to continue to retain Consultant to act as a consultant to the Company, and continue to perform such services to the Company as requested by the officers and directors of the Company (the "Services"). Consultant agrees to use his best efforts to supply the Services in a professional and diligent manner, and to devote as much time and effort as is necessary to perform such Services.

      2. Term. The term of this Agreement (the "Term") shall be for eight (8) months commencing as of the date hereof, but the Company may, with or without cause, elect to terminate the Agreement by giving five (5) days' written notice. Upon such termination, Consultant shall be relieved of any further obligation of performance to the Company; provided, however, that notwithstanding the date of termination (a) the Company shall pay the Consultant for the remainder of the Term, including without limitation the issuance of the shares described below, and (b) all obligations of confidentiality, non-disclosure and non-competition will continue in full force and effect for one (1) year from the effective date of any termination.

      3. Compensation. As compensation for his services, the Consultant shall be paid an initial fee of $10,000, payable within ten (10) days after the date hereof, and a fee of $2,500 for each month of the Term, payable on a monthly basis. In addition, the Company shall, in consideration of Services to be performed, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, issue to the Consultant the following shares of common stock of the Company: (a) 20,000 shares within ten
(10) days after the date hereof; and (b) 5,000 shares on the first day of each month of the Term, commencing August 1, 2005. The Company agrees to use its best efforts to have the shares issued to the Consultant pursuant to this Agreement registered with the SEC pursuant to a registration statement on Form S-8. The Company shall also pay all expenses incurred by the Consultant related to the Services, provided that the Consultant provides itemized invoices and receipts thereof.

      4. The Consultant understands and agrees that the securities issued pursuant to this Agreement are being offered pursuant to Section 4(2) of the Securities Act of 1933, as amended, (the "Securities Act"), and that such shares and any interests therein, may not be offered, sold, transferred, pledged or otherwise disposed of except pursuant to (i) an effective registration statement under the Securities Act and any applicable state securities laws or (ii) an


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exemption from registration under such act and such laws which, in the opinion of counsel for the holder of the Securities, which counsel and opinion are reasonably satisfactory to counsel for the Company, is available. The Consultant represents that he is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Consultant also understands and agrees that the following legend shall appear on Securities and that the Company may give appropriate instructions to the transfer agent for the Securities to enforce such restrictions:

            THESE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR UNDER APPLICABLE STATE SECURITIES LAWS.

      5. Consultant's Non-Disclosure of Information/Non-Competition.

      a. The Consultant acknowledges that in the course of its engagement he may become familiar with trade secrets and other confidential information (collectively, "Confidential Information") concerning the Company and Consultant shall hold in a fiduciary capacity for the benefit of the Company all secret, confidential proprietary information, knowledge or data relating to the Company that shall have been obtained by the Consultant during its engagement by the Company and that shall have not been or now or hereafter have become public knowledge (other than by acts by the Consultant or its representatives in violation of this Agreement). Consultant agrees that it shall not disclose to any third party any Confidential Information for any purpose other than the performance of its duties under this Agreement. During the Term and at all times thereafter, regardless of the reason for the termination of this Agreement, Consultant shall not, without the prior written consent of the Company or as otherwise may be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by the Company.

      b. Upon completion of the Term or earlier termination of this Agreement for any reason, Consultant will return to the Company any confidential materials or information which the Company may have supplied to the Consultant. Consultant may retain a copy of such materials or information for Consultant's own due diligence file. However, Consultant hereby agrees not to distribute or release such confidential materials or information without giving the Company at least five (5) days' written notice so that Company shall have the opportunity, at Company's sole cost and expense, to move to prevent Consultant's distribution or release of the confidential material or information.


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      c. Subject to the limitations set forth herein, Consultant agrees that during the Term and for a period of one year thereafter he shall not directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business of the Company as such business exists within any geographical area in which the Company conducts its business. In addition, Consultant shall not solicit, interfere with or conduct business with any vendors, customers or employees of the Company during the term of this Agreement or for a period of one year after the termination hereof. In the event the Company breaches any of its duties or obligations under this Agreement, the Company agrees that Consultant shall not be bound by the provisions of this Agreement, except for the provisions concerning Confidential Information.

      6. Law. This Agreement and all matters and issued collateral thereto shall be governed by the laws and the courts of the State of New York without regard to the principles of conflicts of laws.

      7. Severability. If any provision of this Agreement becomes or is found to be illegal or unenforceable for any reason, such clause or provision must first be modified to the extent necessary to make this Agreement legal and enforceable and then if necessary, second, severed from the remainder of the Agreement to allow the remainder of the Agreement to remain in full force and effect.

      8. Counterparts. This Agreement may be executed in several counterparts and by facsimile, and all of such counterparts taken together shall be deemed to be one Agreement.

      9. Attorneys' Fees. If either party shall commence any action or proceeding against the other in order to enforce the provisions hereof, or to recover damages resulting from the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorneys' fees and expenses.

      10. Notices. Each notice, demand, request, approval or communication ("Notice") which is or may be required to be given by any party to any other party in connection with this Agreement and the transactions contemplated hereby, shall be in writing, and given by personal delivery, certified mail, return receipt requested, prepaid, or by overnight express mail delivery and properly addressed to the party to be served at such address as set forth above. Notices shall be effective on the date delivered personally, the next day if delivered by overnight express mail or three days after the date mailed by certified mail.

      11. Entire Agreement. This Agreement contains the entire agreement between Consultant and Company, and correctly sets forth the rights and duties of each of the parties to each other concerning such matter as of this date. Any agreement or representation concerning the subject matter of this Agreement or the duties of Consultant in relation to Company not set forth in this Agreement is null and void.


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      12. Binding Effect. The rights created by this Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon the parties, their heirs, successors, assigns and personal representatives.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first hereinabove written.


                                        /s/ Tamir Levinas
                                        -----------------
                                        Tamir Levinas


                                        Datigen.com, Inc.

                                        By: /s/ Edward Braniff
                                            ------------------
                                            Name: Edward Braniff
                                            Title: Chief Financial Officer


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